UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 15, 2014
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2014, Rainmaker Systems, Inc. (the “Company”) appointed Bryant Tolles, 46, as the Company's Chief Financial Officer, to succeed Bradford Peppard. Mr. Tolles served as Chief Financial Officer of Dimension Data Cloud Solutions, Inc. from June 2011 to September 2014. Prior to this Mr. Tolles was Chief Financial Officer of OpSource, Inc., from August 2010 until the company was acquired by Dimension Data. From March 2008 to August 2010, Mr. Tolles held various finance roles with OpSource, Inc., including Vice President, Finance, and Sr. Director, Finance and Accounting.
Pursuant to his offer letter, Mr. Tolles will receive, during the term of his employment, an annual base salary of $208,000 and will be eligible to earn variable compensation commencing in 2015 of up to approximately 20% of his base salary. The variable compensation formula and annual target bonus amount will be established annually by the Company's Board of Directors (the “Board”). Subject to the approval of the Compensation Committee of the Board, Mr. Tolles will receive a grant of 550,000 options to purchase shares of common stock, subject to a vesting schedule to be determined by the Compensation Committee of the Board. Mr. Tolles will also be entitled to participate in such life insurance, disability, medical, dental, stock plans, retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of similarly situated employees or its employees generally. The Company intends to file a copy of Mr. Tolles’ offer letter with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.
On September 15, 2014, to support the Company’s increased focus on its ViewCentral learning management system division, the Company promoted Terry Lydon, 56, to the position of Executive Vice President and Chief Operating Officer. Mr. Lydon has led the ViewCentral product initiative at the Company since September 2006.
Mr. Lydon receives an annual base salary of $180,000 and is eligible to earn variable compensation of up to approximately 35% of his base salary. The variable compensation formula and annual target bonus amount will be established annually by the Board. Mr. Lydon also participates in such life insurance, disability, medical, dental, stock plans, retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of similarly situated employees or its employees generally.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
(d) Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

September 19, 2014	By: /s/ James Hopkins
Date	Name: James Hopkins
Title: Chief Executive Officer